EXHIBIT 10.1
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                               AGREEMENT
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     THIS AGREEMENT made this 29th day of January, 1987 by and between THE
WALT DISNEY COMPANY, a California corporation (hereinafter called
"Disney"), and ARVIDA ACQUISITION ASSOCIATES, LTD., an Illinois limited partnership (hereinafter called "Buyer").

                       WITNESSETH, THAT WHEREAS:
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     A.    Arvida Corporation, a Delaware corporation (hereinafter called
"Arvida") is the owner, either directly or through subsidiaries, of certain real and personal property. Disney is the owner, either directly or through subsidiaries, of all the issued and outstanding stock of Arvida.

     B. This Agreement sets forth the principal terms of the acquisition of all of the assets of Arvida.


     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed as follows:

           1. PROPERTY TO BE ACQUIRED. Disney will cause Arvida to sell to Buyer, and Buyer will purchase from Arvida, all of the "Transferred Assets". The "Transferred Assets" are all of the properties and assets of Arvida and its subsidiaries as of December 31, 1986 and any proceeds thereof, together with any additional property or assets acquired by Arvida between December 31, 1986 and the "Closing Date", inclusive, subject, however, to the following:

                 A. The Transferred Assets will include, but will not be limited to, all cash, goodwill and trade names of Arvida (which is not intended to include any intellectual property owned by Disney), and, in addition, the properties listed on Exhibit "A", hereunto annexed and made a part hereof.

                 B. There shall be excluded from the Transferred Assets all but $11,900,000 of the proceeds ("Boca Proceeds") of the sale by Arvida Town Center, Inc. to Town Center Associates of a partnership interest in Town Center Investment Associates, which sale was concluded in December 1986 (and accordingly $11,900,000 of said proceeds shall be included in the Transferred Assets). However, the Transferred Assets shall include the interest of Arvida or its subsidiaries in Butts Road Associates (which owns, among other things, a development site presently used for parking at Town Center at Boca Raton). There shall be excluded, in addition, from the Transferred Assets (1) the intercompany receivable of Arvida from Disney or an affiliate of Disney in the amount of $4,546,000, and (2) the assets of the Arvida employee retirement plan (which Disney states that it intends to terminate following the closing hereunder).

                 C. Notwithstanding the foregoing, certain assets may be eliminated from the Transferred Assets as set forth in Paragraph 8 below.

     2. PURCHASE PRICE. The purchase price of the Transferred Assets will be $445,000,000, subject to adjustment as hereinafter set forth.

           A.    This purchase price assumes;

                 (1) That all indebtedness, secured or unsecured, of the real property listed in Exhibit "A" hereof under the heading "Residential - 100% Owned," (except the property described in said Exhibit "A" as "Tampa (Eastwood)" and of the partnerships and joint ventures listed in Exhibit "A" hereof under the heading "Joint Ventures - Residential," are fully and

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properly reflected in the estimated cash flow statements for the periods after December 31, 1986 contained in the "Red Book" described in Paragraph 2F hereof; and

                 (2) That all other real property and interests in real property included in the Transferred Assets, including, but not limited to, the real property listed in Exhibit "A", hereunto annexed and made a part hereof under the heading "Commercial and Industrial - 100% Owned" and all other partnerships and joint ventures included in the Transferred Assets, and the assets of such partnerships and joint ventures, including, but not limited to, the partnerships and joint ventures listed in Exhibit "A" hereof under the heading "Joint Ventures - Commercial and Industrial Division", shall be on the Closing Date free from any mortgages or deeds of trust. Therefore, the purchase price will be reduced to the extent of Arvida's share of any indebtedness (in the case of subsection (1) above) and any mortgages or deeds of trusts (in the case of subsection (2) above) which were not contemplated by Buyer as aforesaid; provided, however, that if such mortgages or deeds of trust relate to either of the joint ventures identified in said Exhibit "A" as "Ocala 202" or "Arvida-Boose Joint Venture," then there will be no reduction under this subparagraph A by reason of such mortgages or deeds of trust of Ocala 202 or Arvida-Boose Joint Venture if the same are fully and properly reflected in the estimated cash flow statements for the periods after December 31, 1986 contained in the Red Book; provided further, that if Buyer fails to exercise its option under paragraph 8 hereof respecting the partnership described therein as "Ocala Hilton (Ocala 201)," then, as set forth in said paragraph 8 it will not be entitled to a price reduction by reason of mortgages or deeds of trust on the property of said partnership.

           B. Disney will use its best efforts to cause to be sold as soon as reasonably possible, in one or more arms length transactions with an unrelated party or parties, the assets ("Financial Services Assets") of Arvida/Disney Financial Services ("Financial Co."). Disney will be entitled to the proceeds of such sales up to an aggregate of $7,500,000 and Buyer will be entitled to the excess of such proceeds over $7,500,000. Any sale of the Financial Services Assets shall be subject to the reasonable approval of Buyer. Prior to the sale of the same, Disney will cause the business of Financial Co. to be operated in the ordinary course of business and shall not permit any payment or distribution to be made, directly or indirectly, of any assets of Financial Co. to Disney or any of its affiliates. The proceeds to which Buyer is entitled hereunder shall be paid to Buyer within 10 days after the receipt of the same by Disney or any of its affiliates.

           C. In the event of the elimination of property from the Transferred Assets pursuant to Paragraph 8 below, then the purchase price shall be reduced as set forth in said Paragraph 8.

           D. The purchase price of the Transferred Assets shall be reduced by the amount of any payment or distribution of any assets or funds of Arvida between December 31, 1986 and the Closing Date, inclusive, (1) to Disney or any of its affiliates, directly or indirectly, unless such payment or distribution shall be expressly permitted hereunder, or (2) on or against (a) any liability or obligation of Arvida existing as of December 31, 1986 which is not assumed by Buyer hereunder, or (b) the Notes and Mortgages described in paragraph D of Exhibit "F-l" hereof.














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           E.    Hereunto annexed, marked Exhibit "B" and made a part
hereof is a document (herein called "Red Book") entitled "Arvida Corporation and Subsidiaries Divisional Income Statements and Cash Flow 1985 - 1996", which has been delivered to Buyer by Disney and which Buyer has relied upon in part in determining the purchase price of the
Transferred Assets.   In the event that the Red Book contains a material
misstatement of a fact, circumstance or condition existing or predictable as of December 31, 1986 (including but not limited to the omission of a material fact or circumstance which results in a material misstatement), as, for example, but without limitation, where it assumes the sale of units not included in the Transferred Assets or assumes a sale which is not likely to be concluded on the terms assumed because of other facts or circumstances or where it fails to include all normal or reasonably foreseeable costs and expenses associated with the particular sale, then the purchase price will be reduced by an amount equal to the reduction in the value of the Transferred Assets as a result of the facts and circumstances comprising such misstatement. Buyer recognizes, however, that the projections in the Red Book are merely an estimate of future events and Disney does not warrant their accuracy. The reduction in the purchase price of the Transferred Assets pursuant to this subparagraph F will herein be called the "Red Book Reduction". In order to be entitled to the Red Book Reduction, Buyer must notify Disney of its assertion of a material misstatement on or before April 1, 1987. If the parties fail to agree on the Red Book Reduction within fifteen (15) days after the assertion of the same by Buyer, then the amount (if any) of the same shall be determined by arbitration in accordance with the provisions set forth in Exhibit "C", hereunto annexed and made a part hereof.


     3. PAYMENT OF PURCHASE PRICE. The purchase price of $445,000,000 (as the same may be reduced as set forth in this Agreement) will be paid as follows:

           A. $12,500,000 will be paid in cash on the Closing Date. $6,250,000 of said amount is being deposited with Disney concurrently with the execution of this Agreement. In addition to the said deposit of $6,250,000 with Disney, concurrently with the execution hereof. Buyer shall deposit in escrow with The First National Bank of Chicago ("Escrow Holder"), the sum of $6,250,000. The terms governing such deposit shall be as set forth in Exhibit "D", hereunto annexed and made a part hereof.

           B.    Disney will make available to Buyer as of the Closing
Date and until October 1, 1987 a revolving credit facility ("Disney Revolver") provided by Disney, as lender, to Buyer, as borrower, having the terms set forth in Exhibit "E", hereunto annexed and made a part hereof. The unpaid balance of the Disney Revolver as of the Closing Date (which will be payable in accordance with the terms set forth in said Exhibit "E"), will be deemed to be $143,200,000 (the interest on which commences as of the Closing Date) and said amount shall evidence $143,200,000 of the purchase price.

           C. Buyer will assume the unpaid balance as of the Closing Date of the Notes and Mortgages, having an aggregate principal balance as of December 31, 1986 of $12,553,000, described in paragraph "D" of Exhibit "F-l", hereunto annexed, and made a part hereof and will be deemed thereby to have paid purchase price of the Transferred Assets equal to the amount of such liabilities. The liabilities shown in said Exhibit "F-l" are a portion of the liabilities of Arvida shown in its balance sheet as of December 31, 1986, a draft copy of which is hereunto annexed, marked Exhibit "F-2" and made a part hereof.










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           D.    The balance of the purchase price of the Transferred
Assets (i.e. the amount remaining after deducting from said purchase price of $445,000,000 (i) the price reductions herein specified, (ii) the $12,500,000 down payment, (iii) the $143,200,000 Disney Revolver and (iv) the unpaid balance of the $12,553,000 in Notes and Mortgages, described in subparagraphs A, B and C above, which amounts to $276,747,000 less the adjustments in the purchase price provided in this Agreement) will be paid pursuant to the provisions of a promissory note ("Purchase Price Note") of Buyer to Arvida in the principal amount equal to such unpaid balance. The Purchase Price Note shall bear interest at the rate of 8% per annum commencing as of April 1, 1987 (regardless of when the Closing Date occurs) and interest only shall be payable thereunder until maturity. Interest shall be payable quarterly commencing July 1, 1987.

     The entire principal and any unpaid interest under the Purchase Price Note will be payable on December 15, 1987, and principal shall be prepayable without interest or other penalty at any time on or after October 1, 1987. If the Buyer shall be an entity other than JMB Realty Corporation ("JMB"), then the Purchase Price Note will be unconditionally guaranteed by JMB (which guaranty will provide that Disney may proceed directly against JMB for any obligation covered by the guaranty without first proceeding against the principal obligor). JMB, by executing this agreement as general partner in Buyer, individually agrees that so long as the Purchase Price Note shall be outstanding JMB will not liquidate nor make a dividend or liquidation distribution to its shareholders.


     4.    ASSUMPTION OF ADDITIONAL DEBTS; PAYMENT TO DISNEY.

           A.    ASSUMPTION OF ADDITIONAL DEBTS.   In addition to the
debts assumed by Buyer under the other provisions of this Agreement, if the sale of the Transferred Assets hereunder shall close, then as of the Closing Date, Buyer shall assume the following indebtedness of Arvida:

                 (1) Buyer will assume the unpaid balance as of the Closing Date of the liabilities of Arvida as of December 31, 1986, set forth in paragraphs A, B and C of Exhibit "F-l". Disney represents and warrants to Buyer that Disney has caused or will have caused all "Intercompany Debt" (which, as used herein, means all indebtedness of Arvida owing to Disney or any affiliate thereof) existing on September 30, 1986 or at any time thereafter to the Closing Date to be satisfied and discharged on or before the Closing Date and no funds or other assets of Arvida (except for that portion of the Boca Proceeds other than the $11,900,000 thereof included in the Transferred Assets) shall be or shall have been used in such satisfaction and discharge.

                 (2) In the event Arvida shall incur additional liabilities between January 1, 1987 and the Closing Date, permitted to be incurred by Paragraph 12 hereof in the ordinary course of its business (such as, without limitation, interest, employee compensation, real estate taxes and insurance, but not including, however, any tort liabilities or liabilities for breach of any obligation) then, except as otherwise herein provided. Buyer will assume such additional liabilities.

















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           B.    PAYMENT TO DISNEY.  If the sale of the Transferred Assets
to Buyer hereunder shall close, then to the extent Buyer shall not actually pay or discharge the liabilities listed in paragraph C of Exhibit "F-l" hereof (because the amount covered by such accounts shall not become due and payable). Buyer shall pay the amount of the same to Disney (such payment to be made when the lack of payment obligation of the amounts specified in said paragraph C of Exhibit "F-l" hereof shall be determined).

However, the aggregate amount payable to Disney by Buyer under this subparagraph B shall not exceed $3,500,000.


     5. CLOSING. The closing of the sale and purchase hereunder will be consummated through a closing conference which will be held on May 30, 1987 or such earlier or later date agreed upon by the parties (the "Closing Date"); provided, however, that except as otherwise determined by Buyer, the Closing Date shall not take place prior to the final determination of the purchase price pursuant to Paragraph 2 above (so that, for example, if at the time scheduled for closing, the parties or the arbitrator shall not have determined the amount, if any, of the Red Book Reduction, then the Closing Date shall be automatically deferred until such determination and the determination of all other outstanding issues respecting the purchase price), subject, however, to Buyer's right to request a closing at any time, in which event the closing shall take place, but the amount of the purchase price shall then be determined subsequent to the closing in accordance with the provisions of Paragraph 2 hereof. If the closing shall take place at Buyer's request as aforesaid prior to the determination by agreement of the parties or by arbitration of an outstanding dispute under paragraph 2E hereof respecting the Red Book Reduction or respecting a price reduction pursuant to paragraph 8A hereof, then the aggregate price reduction respecting all disputes outstanding at the time of closing shall not exceed $25,000,000 (but if the matter can be resolved by the buy-sell arrangement described in paragraph 8A, the same shall not be considered an outstanding dispute for this purpose). At such closing conference, (a) Arvida and Disney will deliver or cause to be delivered to Buyer such deeds and forms of conveyance and transfer as shall be reasonably satisfactory to Buyer and to the title insurer, (b) Buyer will deliver to Arvida the unpaid balance of the downpayment of $12,500,000 and the Purchase Price Note, and
(c) the parties will deliver each to the other such other agreements and documents set forth in the Definitive Agreement required in order to consummate the transactions contemplated hereby.


     6. TERMINATION BY REASON OF RED BOOK REDUCTION. In the event the amount of the Red Book Reduction shall be $50,000,000 or more, then either party may, at its election by written notice to the other party given within ten (10) days after the determination of the amount of the Red Book Reduction, terminate this Agreement, and no party will have any further rights or obligations hereunder upon or following such termination except that Buyer shall be entitled to the return of the $12,500,000 in deposits made pursuant to Paragraph 3A hereof, together with interest on the amount deposited with Disney pursuant to paragraph 3A hereof from the date deposited at a rate equal to the interest rate on 30 day U.S. Treasury bills applicable while said deposit is outstanding, as such interest rate changes from time to time, and all interest earned on the amount deposited with the Escrow Holder pursuant to said Paragraph 3A.















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     7.    DEFINITIVE AGREEMENT.  The parties will diligently negotiate in good faith and will enter into a definitive agreement ("Definitive Agreement") setting forth all of the terms and conditions of the sale and purchase contemplated hereby and the other transactions referred to herein.

The terms of the Definitive Agreement will be consistent with the provisions of this Agreement and in addition will:

           A. Contain representations and warranties from Arvida and Disney setting forth, among other matters: the ownership by Arvida of the Transferred Assets and by the joint ventures and partnerships of their assets; customary representations and warranties concerning organization and authority; no violation of agreements and commitments; receipt of all required third party consents and approvals; absence of transactions since December 31, 1986 except in the ordinary course of business or permitted under the Definitive Agreement; normal warranty concerning Income Statements and the Balance Sheet of Arvida as of December 31, 1986; absence of distributions or payments by Arvida to shareholders or affiliates of shareholders since September 30, 1986 except for the proceeds of the sale of the partnership interest in Town Center Investment Associates described in Paragraph 1B hereof not included in the Transferred Assets; indebtedness; nature, terms and conditions of all material agreements comprising or affecting the Transferred Assets or the partnerships or joint ventures; compliance with laws; employees and labor related matters and payment of all employee benefits and accruals (except to the extent assumed by Buyer hereunder); insurance; absence of brokers and finders; absence of default under agreements; litigation; and other customary representations and warranties.

           B. Set forth conditions to Buyer's obligation to close the sale and purchase, including, among other matters: due performance by Arvida and Disney of their obligations and the truth of their representations and warranties as of the Closing Date; lack of destruction of Transferred Assets or the assets of the partnerships or joint ventures beyond a specified value; lack of eminent domain proceedings against Transferred Assets or the assets of the partnerships or joint ventures; appraisals of the real estate included in the Transferred Assets and the assets of the partnerships and joint ventures; receipt of all necessary consents, approvals and exemptions (including, without limitation, third party, partner, lender and governmental) except with respect to assets excluded from the Transferred Assets pursuant to the provisions hereof; opinions of counsel; receipt of ALTA Form B (1970, amended 10-17-70), owner's policies of title insurance (or equivalent form acceptable to Buyer), insuring Buyer as owner, covering all real estate included in the Transferred Assets or owned by the partnerships or joint ventures and showing the same to be vested in Buyer or such partnerships or joint ventures subject only to such exceptions to title as would be acceptable to a third party insurance company lender, none of which render title unmarketable, and with such printed exceptions to such title insurance eliminated and such additional endorsements as would be required by a third party insurance company lender; and other customary conditions to closing.




















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           C.    Contain a full indemnification of Buyer by Disney of all
claims and liabilities, contingent or otherwise (except such are as expressly assumed by Buyer), based on facts or circumstances occurring or existing on or before the Closing Date, including, but not limited to, the litigation involving the conversion of the golf club at Boca West into a membership club and any other claim (whether at Boca West or any other community and regardless of when asserted, heretofore or hereafter), based on similar facts or circumstances, and any employee claims or rights (including, but not limited to, deferred compensation, bonus, pension, stock and fringe benefit rights).

           D.    Contain normal closing provisions.


     8.    PARTIAL ELIMINATION OF TRANSFERRED ASSETS.

           A. The parties contemplate the possibility that, while the conditions generally applying to Buyer's obligation to purchase the Transferred Assets may be fulfilled (or waived by Buyer), Arvida may be unable to transfer to Buyer, in the manner contemplated by this Agreement, a specific asset included in the Transferred Assets (as, for example, where title to a certain parcel of real property to be included in the Transferred Assets or to be owned by a joint venture shall not be as required or contemplated hereunder or the transfer of a joint venture interest shall be subject to the consent of the other venturer and the same shall fail to give such consent). In such instance, such asset shall be eliminated from the Transferred Assets (unless the parties agree to another resolution such as, for example, a purchase price adjustment) and the purchase price of the Transferred Assets payable hereunder shall be reduced by the value of the assets so eliminated (as such value would have been if the facts and circumstances had been as contemplated by this Agreement) as such value is determined as of the Closing Date pursuant to arbitration in accordance with the provisions of Exhibit "C" hereof; provided, however, that if the Transferred Asset to be so eliminated is a partnership or joint venture interest and the partnership agreement or joint venture agreement governing the same contains a procedure whereunder the value of Arvida's interest in the same may be valued or determined (as, for example, a buy-sell arrangement whereunder a partner or joint venturer can name a price at which it will either buy or sell the partnership or joint venture interest and the other partner or joint venturer may then decide whether to sell or buy at the named price), then Arvida will, at Buyer's election, trigger such procedure, and the value of such partnership or joint venture interest as determined by Arvida pursuant to such procedure shall be the value of the same for purposes of this Paragraph 8; provided, further, if because of the triggering of such procedure at the request of Buyer, Arvida shall be obligated to purchase the partnership or joint venture interest of the other partner or joint venturer, then Buyer will purchase the same from Arvida at the price Arvida shall be required to pay for the same pursuant to such procedure. In order to be entitled to eliminate an asset from the Transferred Assets pursuant to this subparagraph A, Buyer must notify Disney of its election to eliminate the particular asset on or before April 1, 1987. In the event that the purchase price is reduced by reason of the elimination of Transferred Assets pursuant to Paragraph 8 by more than $50,000,000 (which amount shall not include any reduction of such purchase price as a result of the elimination of the partnership interests in the partnership listed in Exhibit "A" hereof as "Mizner Court Associates" and "Mizner Tower), then either party will have the right to cancel the Definitive Agreement. In the event of any such cancellation of the Definitive Agreement, then no party will have any further rights or obligations thereunder except that Buyer will be entitled to the return of the $12,500,000 in deposits pursuant to Paragraph 3A hereof, together with interest thereon in the same amount as specified in Paragraph 6 hereof.








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           B.    Buyer will have the option (exercisable by giving written
notice thereof to Disney on or before April 1, 1987) to exclude from the Transferred Assets Arvida's partnership interest in the partnership identified in Exhibit "A" hereof as "Ocala Hilton (Ocala 201)". However, if it fails to exercise such option, then, notwithstanding any other provision hereof. Buyer shall acquire said partnership interest subject to its share of the indebtedness of said partnership as of December 31, 1986, and the purchase price will not be adjusted whether or not it exercises such option and notwithstanding the existence of such liability.


     9. CLOSING COSTS. All documentary and transfer taxes, title insurance premiums, costs of surveys, costs of appraisals, escrow costs, recording charges, and other costs of closing the transactions contemplated hereby (not including, however, any party's attorneys' or accountants' fees or costs or due diligence expenses, all of which shall be borne by the party incurring the same) shall be borne 50% by Buyer and 50% by Disney; provided, however, that Buyer shall pay, in addition, up to $1,500,000 of the 50% share of Disney of such costs and expenses.


     10. FUTURE DEVELOPMENT. Disney will grant or cause to be granted to Buyer the right of first offer with respect to property of Disney and its subsidiaries located in the Walt Disney World and Orlando, Florida areas which Disney desires to develop for residential development purposes.


     11. EXCLUSIVITY. Until the cancellation or termination of this agreement, Arvida and Disney will not directly or indirectly (a) discuss any possible sale or transfer of the Transferred Assets to a third party or other arrangement involving the Transferred Assets which is inconsistent with the consummation of this Agreement, (b) provide any information with respect to Arvida or the Transferred Assets to any person except as set forth herein (other than information which is routinely provided in the regular course of operations to third parties or required by law or governmental regulation), or (c) provide any third party with any information concerning the transaction or Buyer's arrangement with Merrill Lynch regarding this transaction, except as required by law or governmental regulation.


     12. PRECLOSING COVENANTS. Prior to the Closing Date, Arvida and Disney will preserve the business and assets of Arvida and continue to conduct the business and affairs of Arvida in the ordinary and usual course consistent with past practice, and will not take or omit to take any action which could be reasonably anticipated to have a material adverse effect on the business, assets or affairs of Arvida. Without limiting the generality of the foregoing, without the prior written consent of Buyer, neither Arvida nor any subsidiary of Arvida, nor any partnership which is managed by Arvida or any such subsidiary will purchase any land except to fulfill existing commitments or to complete sites for projects already assembled or



















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commenced, make any material capital expenditures except to fulfill existing commitments or to complete on-going projects, sell or transfer property except for sales of property in the ordinary course of business (it being understood that sale of property developed for resale is in the ordinary course of business), exercise any option respecting property, purchase or redeem any of its capital stock, make any distribution or payment to shareholders or affiliates of shareholders, enter into any agreement effecting any organic change, enter into any written employment agreements for management personnel, increase significantly employee compensation, enter into any construction contracts except to fulfill existing commitments or to complete on-going projects, make any voluntary capital contribution to a partnership or corporation, renegotiate any material terms of any partnership agreements or other material contracts, commence any new developments, or incur any other obligation or liability which is material (other than those arising in the ordinary course of business and indebtedness related to existing commitments and on-going projects). Prior to the Closing Date, neither Arvida nor any Arvida subsidiary will consent to the taking of any action by a partnership which is not managed by Arvida or such subsidiary if such action would be prohibited by this Paragraph 12 if such partnership were managed by Arvida or such subsidiary.


     13. ACCESS. Disney will permit and cause to be permitted Buyer's representatives, agents, investment bankers, accountants, attorneys and employees to have full and complete access to the books and records, financial statements, tax return information, independent accountants, facilities, key employees and other agents of Arvida, the subsidiaries of Arvida and the partnerships to which Arvida or any subsidiary of Arvida is a party, and Disney will cause the foregoing persons to fully cooperate with respect to Buyer's due diligence examination of Arvida and its assets and liabilities and the preparation of any prospectus with respect to such assets and liabilities so that Buyer obtains the information required for its due diligence examination. To the extent it is able to do so, Buyer shall complete such due diligence examination on or before April 1, 1987.


     14. BUYER'S RIGHT OF ASSIGNMENT. Buyer will have full right and authority in its sole discretion to assign in whole or in part its rights and obligations hereunder and under the Definitive Agreement to one or more affiliates of JMB, whether such affiliates exist as of the date hereof or are subsequently formed, and the term "Buyer" for purposes of this Agreement will include such affiliates (but any such assignment by JMB will not relieve JMB of its obligations hereunder). In addition, JMB will unconditionally guarantee the obligations of Buyer hereunder (such guaranty providing that Disney may proceed directly against JMB under such guaranty without first proceeding against Buyer); provided, however, that JMB as guarantor shall have the benefit of the provisions of paragraph 15 hereof and accordingly the liquidated damages provisions of paragraph 15 hereof shall apply to the obligations of JMB as though JMB were the Buyer hereunder. As used herein, "affiliate" of JMB includes (i) any corporation



















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("related corporation") a majority of the stock in which is owned by JMB or shareholders of JMB, (ii) any real estate investment trust or common fund (including any pension fund, group trust and any corporation the stock of which is owned by any such common fund) of which JMB or any related corporation is a manager or advisor, and (iii) any general or limited partnership in which JMB or any of those listed in (i) or (ii) is a general partner.


     15. DISPOSITION OF DEPOSIT IF PURCHASE IS NOT CONSUMMATED. In the event the purchase of the Transferred Assets by Buyer hereunder is not consummated, then the deposits made pursuant to paragraph 3A hereof shall either be returned to Buyer or be paid to Disney as liquidated damages in accordance with the provisions hereinafter set out.

           (1) IN THE EVENT THE SALE OF THE TRANSFERRED ASSETS PROVIDED IN THIS AGREEMENT SHALL NOT TAKE PLACE AND ALL THE CONDITIONS TO BUYER'S OBLIGATION TO CONSUMMATE THE PURCHASE OF THE TRANSFERRED ASSETS SHALL HAVE BEEN FULFILLED, THEN IN SUCH EVENT DISNEY SHALL BE ENTITLED TO RECOVER THE AGGREGATE SUM OF $12,500,000 AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. THE PARTIES RECOGNIZE THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO ARVIDA AND DISNEY CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT OR THE DEFINITIVE AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE DEFINITIVE AGREEMENT OR THE AMOUNT OF COMPENSATION ARVIDA AND DISNEY SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE TRANSFERRED ASSETS HEREIN PROVIDED SHALL NOT BE CONSUMMATED, THEN SUCH RECOVERY OF $12,500,000 BY DISNEY SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF ARVIDA AND DISNEY BY REASON OF ANY BREACH OR DEFAULT BY BUYER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR, WITHOUT LIMITATION, BY REASON OF ANY MATTER OR THING WHATSOEVER IN ANY WAY CONNECTED WITH THIS AGREEMENT, AND SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR, WITHOUT LIMITATION, ANY OTHER RELIEF TO WHICH ARVIDA OR DISNEY MAY OTHERWISE BE ENTITLED BY VIRTUE OF THIS AGREEMENT OR UNDER THE LAW; AND IN ALL EVENTS THE LIABILITY OF BUYER FOR LOSS OR DAMAGE RESULTING FROM OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY DEFAULT OR DEFAULTS HEREUNDER IN THE EVENT SUCH SALE SHALL NOT BE CONSUMMATED SHALL BE LIMITED TO THE SUM OF $12,500,000 IN THE AGGREGATE. DISNEY SHALL BE ENTITLED TO OBTAIN SUCH SUM BY RETAINING THE $6,250,000 PAID TO DISNEY PURSUANT TO PARAGRAPH 3A HEREOF AND BY THE DELIVERY TO DISNEY BY THE ESCROW HOLDER OF THE $6,250,000 DELIVERED TO IT PURSUANT TO SAID PARAGRAPH 3A.

           (2) IN THE EVENT THE SALE OF THE TRANSFERRED ASSETS PURSUANT TO THIS AGREEMENT OR THE DEFINITIVE AGREEMENT SHALL NOT BE CONSUMMATED AND DISNEY SHALL MATERIALLY BREACH ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR ANY OF THE OTHER CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE THE TRANSFERRED ASSETS SHALL NOT HAVE BEEN FULFILLED, THEN WITHOUT LIMITATION ON AND IN ADDITION TO ANY OTHER RIGHTS OR REMEDIES BY BUYER EXCEPT AS HEREINAFTER PROVIDED, BUYER SHALL BE ENTITLED TO THE IMMEDIATE RETURN OF THE $6,250,000 PAID TO DISNEY PURSUANT TO PARAGRAPH 3A HEREOF AND THE $6,250,000 PAID TO THE ESCROW HOLDER PURSUANT TO SAID PARAGRAPH 3A, TOGETHER WITH INTEREST IN THE SAME AMOUNT AS SPECIFIED IN PARAGRAPH 6 HEREOF. BUYER'S RECOVERY IN DAMAGES FROM DISNEY (IN ADDITION TO THE RETURN

OF SAID $12,500,000 AND INTEREST AS AFORESAID), BY REASON OF BREACH AS AFORESAID SHALL BE LIMITED TO AN ADDITIONAL $12,500,000; BUT BUYER SHALL HAVE IN ADDITION FULL RIGHT OF SPECIFIC PERFORMANCE OF DISNEY'S OBLIGATIONS HEREUNDER.


           [ executed ]                      [ executed ]
           -----------------                 ----------------
           Disney's Initials                 Buyer's Initials


     16. PUBLIC ANNOUNCEMENTS. Disney and Buyer shall agree on the language of the initial public announcements and press releases of the transaction herein provided, and no party hereto will issue any such public announcements or press releases without the consent of both Disney and Buyer, except as required by law or governmental regulation.


     17. BROKERS. Disney represents and warrants to Buyer, and Buyer represents and warrants to Disney, that no broker or finder has been engaged by them or it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fees or commissions in connection herewith, then Disney shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Disney, and Buyer shall indemnify and defend Disney from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.


     18. SURVIVAL. All warranties, representations, covenants, obligations and agreements contained in this Agreement or the Definitive Agreement shall survive the closing hereunder or thereunder and the transfer and conveyance of the Transferred Assets and any and all performances hereunder or thereunder. It is contemplated that there will be a time limit on the survival of certain of the warranties, all of which will be specified in the Definitive Agreement.


     19. FURTHER INSTRUMENTS; AUTHORITY. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement. Each party represents and warrants to the other that it has full right and authority to enter into this Agreement and to make the covenants, warranties and indemnities herein set forth and that the persons executing this agreement on behalf of a party are duly authorized to do so and this agreement is binding on such party. Buyer represents and warrants to Disney that JMB is a general partner in Buyer.


     20. ENTIRE AGREEMENT. This Agreement is a binding agreement and contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.


     21.   TIME OF THE ESSENCE.  Time is of the essence of this Agreement.


     22. CAPTIONS. Article and section headings shall not be used in construing this Agreement.

     23. ATTORNEYS' FEES. If any party obtains a judgment against any other party by reason of breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.


     24. CUMULATIVE REMEDIES. Except as provided in paragraph 15 hereof or in any other provision of this Agreement, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.


     25. NO WAIVER. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.


     26. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.


     27. SUCCESSORS AND ASSIGNS. Disney may assign this Agreement, but such assignment will not relieve Disney of its obligations under this Agreement. In addition, upon request by Buyer or JMB, Disney shall unconditionally guaranty the obligations of any assignee of Disney or its successors and assigns hereunder (such guaranty providing that Buyer may proceed directly against Disney under such guaranty without first proceeding against the principal obligor. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.


     28. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

     TO DISNEY:
     ---------

     500 South Buena Vista Street
     Burbank, California  91521
     Attention:  Jon Richmond, Esq.

     TO BUYER:
     --------

     875 North Michigan Avenue
     Suite 3900
     Chicago, Illinois 60611
     Attention:  Mr. Robert Chapman


     WITH COPY TO:
     ------------

     Pircher, Nichols & Meeks
     Century City North Building
     10100 Santa Monica Boulevard
     Los Angeles, California 90067
     Attention:  Leo J. Pircher,  Esq.

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, but in no event later than two business days after mailing. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  THE WALT DISNEY COMPANY,
                                  a California corporation


                                  By:  [ executed signature ]
                                       ------------------------------
                                       Vice President

                                                   "Disney"



                                  ARVIDA ACQUISITION ASSOCIATES, LTD.,
                                  an Illinois limited partnership

                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation
                                       General Partner


                                       By:   [ executed signature ]
                                             --------------------------
                                             Senior Vice President

                                                   "Buyer"


     The undersigned, JMB Realty Corporation hereby executes this Agreement for the purpose of indicating its consent and agreement to those provisions of this Agreement affecting it in its individual capacity.

                                  JMB REALTY CORPORATION,
                                  a Delaware corporation


                                  By:  [ executed signature ]
                                       ------------------------------
                                       Senior Vice President




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